                                                                      EXHIBIT 11


                        T/SF COMMUNICATIONS CORPORATION
                       Computation of Earnings per Share
                    (In thousands except per share amounts)

                                                   Year Ended December 31,
                                                 1995       1994       1993
                                               --------   --------   --------
PRIMARY EARNINGS PER SHARE:
Income (loss) before discontinued and
  extraordinary item                           $ 15,788   $  2,564   $ (5,713)
Deduct:
  Dividends on new Senior Preferred Stock             -       (103)      (103)
  Dividends on Class A Preferred Stock                -        (15)       (15)
  Dividends on 6 1/2% Preferred Stock                 -        (21)       (21)
                                               --------   --------   --------

Income (loss before discontinued and
  extraordinary losses applicable to common
  and common equivalent shares                   15,788      2,425     (5,852)
Discontinued operations, net of income tax           37     (2,816)    (4,800)
Extraordinary loss, net of income tax                 -          -       (560)
                                               --------   --------   --------

  Net income (loss) applicable to common
    and common equivalent shares               $ 15,825   $   (391)  $(11,212)
                                               ========   ========   ========

Weighted average number of common
  and common equivalent shares outstanding-
    Common shares                                 3,766      3,733      3,801
                                               ========   ========   ========

Income (loss) per common
  and common equivalent share:
    Continuing Operations                      $   4.19   $   0.65   $  (1.54)
    Discontinued operations                        0.01      (0.75)     (1.26)
    Extraordinary loss                                -          -      (0.15)
                                               --------   --------   --------
Net income (loss) per common share             $   4.20   $  (0.10)  $  $2.95)
                                               ========   ========   ========

FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before discontinued and
  extraordinary item                           $ 15,788   $  2,564   $ (5,713)
Add:
  After tax interest expense applicable to
    11% Convertible Debentures due in 1998           32         57         57
Deduct:
  Dividends on Class A Preferred Stock                -        (15)       (15)
  Dividends on 6 1/2% Preferred Stock                 -        (21)       (21)
                                               --------   --------   --------
Income (loss) before discontinued and
  extraordinary losses applicable to
  common and common equivalent shares            15,820      2,585     (5,692)
Discontinued operations, net of income tax           37     (2,816)    (4,800)
Extraordinary loss, net of income tax                 -          -       (560)
                                               --------   --------   --------
  Net income (loss) applicable to common
    and common equivalent shares               $ 15,857   $   (231)  $(11,052)
                                               ========   ========   ========

                                                                      EXHIBIT 11


                        T/SF COMMUNICATIONS CORPORATION
                 Computation of Earnings per Share (continued)
                    (In thousands except per share amounts)

                                                   Year Ended December 31,
                                                 1995       1994       1993
                                               --------   --------   --------
FULLY DILUTED EARNINGS PER SHARE -
  CONTINUED:

Weighted average number of common
  and common equivalent shares
  outstanding
    Common shares and common equivalent
      shares                                      3,766      3,733      3,801
    Assumed conversion of 11% Debentures due
      in 1998                                         -         44         44
    Assumed conversion of New Senior
      Preferred Stock                                 -        122        122
                                               --------   --------   --------
                                                  3,766      3,899      3,967
                                               ========   ========   ========
Income (loss) per common
  and common equivalent share:
    Continuing operations                      $   4.20   $   0.66   $  (1.43)
    Discontinued oeprations                        0.01      (0.72)     (1.21)
    Extraordinary loss                                -          -      (0.14)
                                               --------   --------   --------
Net income (loss) per common share             $   4.21   $  (0.06)  $  (2.78)
                                               ========   ========   ========

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